                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

In re:                               )        Chapter 11
                                     )
DOEHLER-JARVIS, INC., et al.         )        Case Nos. 97-953 (SLR)
                                     )          through 97-962 (SLR)
                                     )
                     Debtors.        )          Jointly Administered
                                     )

                          DEBTORS' CONSOLIDATED PLAN
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                 July 10, 1998

WILLKIE FARR & GALLAGHER               YOUNG CONAWAY STARGATT & TAYLOR, LLP
787 Seventh Avenue                     P.O. Box 391
New York, New York  10019              11th Floor, Rodney Square North
Myron Trepper, Esq.                    Wilmington, Delaware  19801
                                       James L. Patton, Jr., Esq.
                                       S. David Peress, Esq.

Co-Counsel to the Debtors              Co-Counsel to the Debtors

FRIED, FRANK, HARRIS,                  ROSENTHAL, MONHAIT, GROSS & GODDESS
SHRIVER & JACOBSON                     919 North Market Street
One New York Plaza                     Mellon Bank Center, Suite 1401
New York, New York 10004.              Wilmington, DE 19801
Brad Eric Scheler, Esq.                Kevin Gross, Esq.


Co-Counsel to the Official Committee   Co-Counsel to the Official Committee of
of Unsecured Creditors                 of Unsecured Creditors

                               TABLE OF CONTENTS

Article I.  INTRODUCTION......................................................1

Article II.  DEFINITIONS......................................................1

     2.1. "Additional Post-Confirmation Term Loan Amount" ....................1
     2.2. "Administrative Expense " ..........................................1
     2.3. "Affiliate" ........................................................1
     2.4. "Allowed" ..........................................................2
     2.5. "Allowed [Class Designation] Claim or Allowed
           [Class Designation] Interest.......................................2
     2.6. "Alternative Financing Transaction" ................................2
     2.7. "Ballots" ..........................................................2
     2.8. "Bankruptcy Code" ..................................................2
     2.9. "Bankruptcy Court" .................................................2
     2.10. "Bankruptcy Rules" ................................................2
     2.11. "Business Day" ....................................................3
     2.12. "Canceled Security" ...............................................3
     2.13. "Cash" ............................................................3
     2.14. "Causes of Action" ................................................3
     2.15. "Chapter 11 Cases" ................................................3
     2.16. "CIT" .............................................................3
     2.17. "Claim" ...........................................................3
     2.18. "Class" ...........................................................3
     2.19. "Combination Transactions" ........................................3
     2.20. "Commission" ......................................................4
     2.21. "Commitment Letter" ...............................................4
     2.22. "Confirmation" ....................................................4
     2.23. "Confirmation Date" ...............................................4
     2.24. "Confirmation Hearing" ............................................4
     2.25. "Confirmation Order" ..............................................4
     2.26. "Consulting Agreement" ............................................4
     2.27. "Convenience Claim" ...............................................4
     2.28. "Creditor" ........................................................4
     2.29. "Creditors' Committee" ............................................4
     2.30. "Cure Amount Schedule" ............................................4
     2.31. "DGCL" ............................................................5
     2.32. "Debtors" .........................................................5
     2.33. "Debtors-In-Possession" ...........................................5
     2.34. "Deductible Claim" ................................................5
     2.35. "Deficiency Claim" ................................................5
     2.36. "Disallowed" ......................................................5
     2.37. "Disbursing Agent" ................................................5
     2.38. "Disclosure Statement" ............................................5
     2.39. "Disclosure Statement Hearing" ....................................5

                                     (i)

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     2.40. "Disclosure Statement Order" ......................................6
     2.41. "Disputed Claim" ..................................................6
     2.42. "Disputed Interest" ...............................................6
     2.43. "Distribution Date" ...............................................6
     2.44. "Distribution Record Date" ........................................6
     2.45. "Distributions" ...................................................6
     2.46. "Doehler-Jarvis" ..................................................6
     2.47. "Effective Date" ..................................................6
     2.48. "11 1/8% Senior Notes" ............................................6
     2.49. "11 1/8% Senior Notes Claims" .....................................7
     2.50. "11 1/8% Senior Note Indenture" ...................................7
     2.51. "Emergence Bonus Plan" ............................................7
     2.52. "Entity" ..........................................................7
     2.53. "Estates" .........................................................7
     2.54. "Equity Factor" ...................................................7
     2.55. "Exchange Act" ....................................................7
     2.56. "Exercise Agreements" .............................................7
     2.57. "Face Amount" .....................................................7
     2.58. "Final Order" .....................................................8
     2.59. "General Unsecured Claim" .........................................8
     2.60. "Governmental Unit" ...............................................8
     2.61. "Greeneville" .....................................................8
     2.62. "Harman" ..........................................................8
     2.63. "Harvard" .........................................................8
     2.64. "Hayes-Albion" ....................................................8
     2.65. "Impaired" ........................................................8
     2.66. "Incentive Plan" ..................................................8
     2.67. "Indentures" ......................................................8
     2.68. "Indenture Trustee" ...............................................9
     2.69. "Indenture Trustee Claim" .........................................9
     2.70. "Insured Claim" ...................................................9
     2.71. "Insured Portion" .................................................9
     2.72. "Intercompany Claim" ..............................................9
     2.73. "Intercreditor Agreement" .........................................9
     2.74. "Interest" ........................................................9
     2.75. "Kingston-Warren" .................................................9
     2.76. "Management Employment Agreements" ................................9
     2.77. "Miscellaneous Secured Claim" ....................................10
     2.78. "New Board of Directors" .........................................10
     2.79. "New By-Laws" ....................................................10
     2.80. "New Certificate of Incorporation" ...............................10
     2.81. "New Common Stock" ...............................................10
     2.82. "New Indenture Trustee" ..........................................10
     2.83. "New Junior Secured Debentures" ..................................10
     2.84. "New Junior Secured Debentures Indenture" ........................10

                                     (ii)

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     2.85. "New Warrant Agreement" ..........................................10
     2.86. "New Warrants" ...................................................10
     2.87. "Nondebtor Subsidiary" ...........................................11
     2.88. "Old Common Stock" ...............................................11
     2.89. "Old Other Interests " ...........................................11
     2.90. "Oversubscription Options" .......................................11
     2.91. "Paying Agent" ...................................................11
     2.92. "PBGC" ...........................................................11
     2.93. "PBGC Agreement" .................................................11
     2.94. "PBGC Claims" ....................................................11
     2.95. "Petition Date" ..................................................11
     2.96. "PIK Preferred Stock" ............................................11
     2.97. "Plan" ...........................................................12
     2.98. "Plan Rate" ......................................................12
     2.99. "Post-Confirmation Credit Agreement" .............................12
     2.100. "Post-Confirmation Credit Facility" .............................12
     2.101. "Pottstown" .....................................................12
     2.102. "Prepetition Credit Agreement" ..................................12
     2.103. "Prepetition Credit Facility" ...................................12
     2.104. "Prepetition Lenders" ...........................................12
     2.105. "Prepetition Lenders' Claims" ...................................12
     2.106. "Priority Claim" ................................................12
     2.107. "Priority Tax Claim" ............................................13
     2.108. "Professionals" .................................................13
     2.109. "Purchasers" ....................................................13
     2.110. "Record Date" ...................................................13
     2.111. "Registration Statement" ........................................13
     2.112. "Registration Rights Agreement" .................................13
     2.113. "Reorganization Securities" .....................................13
     2.114. "Reorganized Debtors" ...........................................13
     2.115. "Reorganized Doehler-Jarvis" ....................................13
     2.116. "Reorganized Greeneville" .......................................13
     2.117. "Reorganized Harman" ............................................13
     2.118. "Reorganized Harvard" ...........................................14
     2.119. "Reorganized Hayes-Albion" ......................................14
     2.120. "Reorganized Kingston-Warren" ...................................14
     2.121. "Reorganized Pottstown" .........................................14
     2.122. "Reorganized Technologies" ......................................14
     2.123. "Reorganized Toledo" ............................................14
     2.124. "Reorganized Transportation" ....................................14
     2.125. "Rights" ........................................................14
     2.126. "Rights Expiration Date" ........................................14
     2.127. "Rights Issue Date" .............................................14
     2.128. "Rights Plan" ...................................................15
     2.129. "Scheduled" .....................................................15

                                    (iii)

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     2.130. "Schedules" .....................................................15
     2.131. "Secured Claim" .................................................15
     2.132. "Secured Deductible Claim" ......................................15
     2.133. "Securities Act" ................................................15
     2.134. "Senior Notes" ..................................................15
     2.135. "Senior Notes Claim" ............................................15
     2.136. "Senior Notes Indenture" ........................................15
     2.137. "Subsidiary Common Stock" .......................................15
     2.138. "Technologies....................................................15
     2.139. "Trust Indenture Act" ...........................................15
     2.140. "Toledo" ........................................................15
     2.141. "Transportation" ................................................16
     2.142. "12% Senior Notes" ..............................................16
     2.143. "12% Senior Note Claims" ........................................16
     2.144. "12% Senior Note Indenture" .....................................16
     2.145. "Unimpaired" ....................................................16
     2.146. "Unclaimed Property" ............................................16
     2.147. "Workers Compensation Claims" ...................................16
     2.148. "Workers Compensation Programs" .................................16

Article III.  METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS
                AND GENERAL PROVISIONS.......................................17

     3.1.   Administrative Expense Claims, Priority Tax Claims and
            Nontax Priority Claims...........................................17
     3.2.   Intercompany Claims..............................................17

Article IV.  TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS....17

     4.1. Treatment of Allowed Administrative Expense........................17
     4.2. Treatment of Allowed Priority Tax Claims...........................17

Article V.  CLASSIFICATION OF CLAIMS AND INTERESTS...........................18

     5.1. Class 1............................................................18
     5.2. Class 2............................................................18
     5.3. Class 3............................................................18
     5.4. Class 4............................................................18
     5.5. Class 5............................................................18
     5.6. Class 6............................................................18
     5.7. Class 7............................................................18
     5.8. Class 8............................................................18
     5.9. Class 9............................................................18
     5.10. Class 10..........................................................18

Article VI.  TREATMENT OF CLAIMS AND INTERESTS...............................19

     6.1. Treatment of Allowed Class 1 Claims (Priority Claims)..............19

                                     (iv)

     6.2. Treatment of Allowed Class 2 Claims (Prepetition Lenders' Claims)..19
     6.3. Treatment of Allowed Class 3 Claims (Miscellaneous Secured Claims).19
     6.4. Treatment of Allowed Class 4 Claims (PBGC Claims)..................20
     6.5. Treatment of Allowed Class 5 Claims (General Unsecured Claims).....21
     6.6. Treatment of Allowed Class 6 Claims (Convenience Claims)...........21
     6.7. Treatment of Allowed Class 7 Interests (PIK Preferred Claims)......22
     6.8. Treatment of Allowed Class 8 Interests (Old Common Stock)..........22
     6.9. Treatment of Allowed Class 9 Interests (Subsidiary Common Stock)...23
     6.10. Treatment of Allowed Class 10 Interests (Old Other Interests).....23
     6.11. Allowance of Senior Notes Claims..................................23

Article VII.  MEANS FOR IMPLEMENTATION OF THE PLAN...........................23

     7.1. Post-Confirmation Financing........................................23
     7.2. Issuance and Exercise of Rights....................................24
     7.3. New Common Stock...................................................24
     7.4. New Warrants.......................................................25
     7.5. Registration Rights................................................25
     7.6. Corporate Action for Reorganized Debtors...........................25
     7.7. Directors of the Reorganized Debtors...............................26
     7.8. Emergence Bonus Plan...............................................26
     7.9. Incentive Plan.....................................................26
     7.10. Management Employment Agreements..................................26
     7.11. Consulting Agreement..............................................26
     7.12. Approval of Agreements............................................27
     7.13. Retiree Benefits..................................................27
     7.14. Employee Benefit Plans............................................27
     7.15. Listing of New Common Stock; Registration of Securities...........27
     7.16. Distributions to Holders of Allowed Claims and Interests;
             Source of Cash and Reorganization Securities for Distributions..27
     7.17. Distribution to Holders of Senior Notes...........................28
     7.18. Cancellation and Surrender of Existing Securities;
             Cancellation of Indentures......................................28
     7.19. Release of Liens and Perfection of Liens..........................29
     7.20. Election of Treatment in Class 6..................................30
     7.21. Terms of New Junior Secured Debentures............................30

Article VIII.  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
               AND MISCELLANEOUS DISTRIBUTION PROVISIONS.....................33

     8.1. Objections.........................................................33
     8.2. Amendments to Claims; Claims filed after the Confirmation Date.....33
     8.3. Reserves for Disputed Claims and Disputed Interests................33
     8.4. Fluctuation in Value of Securities.................................34
     8.5. Payment or Distribution of Disputed Claim or Disputed Interest.....34
     8.6. Timing of Payment or Distribution When a Disputed
            Claim or Disputed Interest Becomes an Allowed Claim
            or Allowed Interest..............................................34
     8.7. Excess Reserves....................................................35

                                     (v)

     8.8. Undeliverable or Unclaimed Distributions...........................35
     8.9. Allocation of Consideration........................................35
     8.10. Distributions to the Holders of General Unsecured Claims..........35
     8.11. Limitations on Amounts to be Distributed to Holders of
             Allowed Deductible Claims.......................................36
     8.12. Transmittal of Distributions and Notices..........................36
     8.13. Method of Cash Distributions......................................37
     8.14. Distributions on Non-Business Days................................37
     8.15. Rounding..........................................................37
     8.16. Withholding Taxes.................................................37
     8.17. Disputed Distribution.............................................37
     8.18. Retention of Rights to Pursue Causes of Action....................38

Article IX. SUBSTANTIVE CONSOLIDATION........................................38

Article X.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............39

     10.1. Assumption Generally..............................................39
     10.2. Approval of Assumptions...........................................39
     10.3. Objections to Assumption of Executory Contracts and
             Unexpired Leases................................................39
     10.4. Objections To Proposed "Cure" Amounts.............................40
     10.5. Payments Related to Assumption of Executory Contracts
             and Unexpired Leases............................................41
     10.6. Executory Contracts and Unexpired Leases to be Rejected...........41
     10.7. Bar Date for Rejection Damages....................................41
     10.8. Contracts Entered Into on or After the Petition Date..............42

Article XI.  DISCHARGE, RELEASES AND INDEMNIFICATION.........................42

     11.1. Discharge of All Claims and Interests and Releases................42
     11.2. Claims of Subordination...........................................43
     11.3. Indemnification...................................................44
     11.4. Conclusion of Chapter 11 Cases and Dissolution of
             Creditors' Committee............................................44
     11.5. Compromise, Settlement & Release of Potential Claims
             Asserted and Reserved Against CIT...............................44

Article XII.  CONDITIONS TO CONFIRMATION AND CONSUMMATION....................44

     12.1. Conditions to Confirmation........................................45
     12.2. Conditions to the Consummation....................................45
     12.3. Waiver of Conditions to Confirmation and Consumption..............46

Article XIII.  EFFECTS OF PLAN CONFIRMATION..................................46

     13.1. Reorganized Debtors as Separate Corporate Entities................46
     13.2. Revesting and Vesting.............................................46
     13.3. Injunction........................................................46

Article XIV.  ADMINISTRATIVE PROVISIONS......................................47

                                     (vi)

     14.1. Retention of Jurisdiction.........................................47
     14.2. Jurisdiction Over the Reorganized Debtors.........................48
     14.3. Cram Down.........................................................49
     14.4. Modification of the Plan..........................................49
     14.5. Exemption from Certain Transfer Taxes.............................49
     14.6. Setoffs...........................................................49
     14.7. Compromise of Controversies.......................................49
     14.8. Withdrawal or Revocation of the Plan..............................50
     14.9. Successors and Assigns............................................50
     14.10. Governing Law....................................................50
     14.11. Notices..........................................................50
     14.12. Severability.....................................................51
     14.13. Interpretation, Rules of Construction, Computation of Time,
              and Choice of Law..............................................51
     14.14. No Admissions....................................................52
     14.15. Effectuating Documents and Further Transactions..................52
     14.16. Section 1125 of the Bankruptcy Code..............................52

                                    (vii)

EXHIBIT A         Commitment Letter

EXHIBIT B         Exercise Agreement

EXHIBIT C         Rights Plan

EXHIBIT D         New Warrant Agreement

EXHIBIT E         Combination Transactions

EXHIBIT F         New Certificates of Incorporation

EXHIBIT G         New By-Laws

EXHIBIT H         List of New Board of Directors of Reorganized Harvard

EXHIBIT I         Emergence Bonus Plan

EXHIBIT J         Incentive Plan

EXHIBIT K         Management Employment Agreements

         EXHIBIT K-1.      Management Employment Agreement of Roger Pollazzi

         EXHIBIT K-2.      Management Employment Agreement of Theodore Vogtman

         EXHIBIT K-3:      Management Employment Agreement of Vincent Toscano

         EXHIBIT K-4.      [Management Employment Agreement of Joseph Gagliardi]

EXHIBIT L         Consulting Agreement

                                    (viii)

                                  Article I.

                                 INTRODUCTION

                  This Chapter 11 Plan, dated July 10, 1998, is proposed by
(i) Harvard Industries, Inc., a Florida corporation, and its directly or indirectly owned subsidiaries, Harvard Transportation, Inc., a Michigan corporation, Doehler-Jarvis, Inc., a Delaware corporation, Doehler-Jarvis Greeneville, Inc., a Delaware corporation, Doehler-Jarvis Pottstown, a Delaware corporation, Doehler-Jarvis Technologies, Inc., a Delaware corporation, Doehler-Jarvis Toledo, Inc., a Delaware corporation, Harman Automotive, Inc., a Michigan corporation, Hayes-Albion Corporation, a Michigan corporation and The Kingston-Warren Corporation, a New Hampshire corporation in the above-captioned cases currently pending in the United States Bankruptcy Court for the District of Delaware under chapter 11 of title 11 of the United States Code and (ii) the Creditors' Committee (collectively, the "Proponents"). Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtors' history, results of operations, historical financial information and properties, and for a summary and analysis of this chapter 11 Plan. All holders of Claims against and Interests in the Debtors are encouraged to read this chapter 11 Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                  Article II.

                                  DEFINITIONS

                  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter gender. In addition to such other terms as are defined in other Articles of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

         2.1. "Additional Post-Confirmation Term Loan Amount" means the amount, if any, by which the term loan component of the Post-Confirmation Credit Facility exceeds $50 million.

         2.2 "Administrative Expense" means (a) any cost and expense of administration (including, without limitation, the fees and expenses of Professionals) asserted or arising under sections 503(b) or 507(b) of the Bankruptcy Code, (b) a Claim given the status of an Administrative Expense by Final Order of the Bankruptcy Court, and (c) all fees or charges assessed against the Debtors' estates under 28 U.S.C. ss. 1930.

         2.3      "Affilitate" means an affiliate as such term is defined in section 101(2) of the Bankruptcy Code.

         2.4. "Allowed" means with respect to Claims and Interests, (a) any Claim against, or Interest in, any Debtor, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed,
(b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim has been filed, (c) any Interest registered in the stock register maintained by or on behalf of the applicable Debtor as of the Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim and Interest shall have been allowed by a Final Order (but only to the extent so allowed).

         2.5. "Allowed [Class Designation] Claim" or "Allowed [Class Designation] Interest" means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Class, as the context requires.

         2.6. "Alternative Financing Transaction" means any financing transaction which, provides the necessary operating funds for the Reorganized Debtors after the Effective Date on better terms than the Post-Confirmation Credit Facility and/or the New Junior Secured Debentures.

         2.7. "Ballots" means the ballots that accompany the Plan and Disclosure Statement upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

         2.8. "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time (to the extent any such amendment is applicable to these Chapter 11 Cases).

         2.9. "Bankruptcy Court" means the United States District Court for the District of Delaware or, to the extent that such court ceases to exercise jurisdiction over these Chapter 11 Cases, such other court or adjunct thereof that exercises jurisdiction over these Chapter 11 Cases.

         2.10. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended (to the extent any such amendment is applicable to these Chapter 11 Cases).

         2.11. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

         2.12. "Canceled Security" means a security, note or other instrument evidencing a Claim or Interest outstanding immediately prior to the Effective Date, which security, note or other instrument represents a Claim or Interest that is Impaired under this Plan.

         2.13. "Cash" means currency, a certified check, a cashier's check or a wire transfer of good funds from any source or a check drawn on a domestic bank from the Debtors, Reorganized Debtors or other Entity making any distribution under this Plan.

         2.14. "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

         2.15. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code concerning the Debtors under case numbers 97-953 through 97-962, inclusive, which were commenced on the Petition Date.

         2.16.     "CIT" means The CIT Group/Business Credit, Inc.

         2.17. "Claim" means any right to (a) payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         2.18. "Class" means one of the classes of Claims or Interests which are substantially similar in nature to each other, established under
Article V of the Plan pursuant to section 1122 of the Bankruptcy Code.

         2.19. "Combination Transactions" shall mean the mergers, dissolutions and other actions as set forth on Exhibit "E" to the Plan which may, at the Debtors' option, be implemented and become effective on the Effective Date.

         2.20.     "Commission" means The Securities and Exchange Commission.

         2.21. "Commitment Letter" means the letter, dated _____ __, 1998 from CIT to the Debtors committing to provide the Post-Confirmation Credit Facility under certain terms and conditions specified therein as set forth on Exhibit "A" to the Plan.

         2.22.     "Confirmation" means the entry of the Confirmation Order.

         2.23. "Confirmation Date" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to these Chapter 11 Cases.

         2.24. "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

         2.25. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         2.26. "Consulting Agreement" means the Consulting Agreement between Reorganized Harvard and John Adams in the form of Exhibit "L" to the Plan.

         2.27. "Convenience Claim" means any Claim, which would otherwise be a General Unsecured Claim, against the Debtors that (i) is Allowed in an amount of $500 or less, or (ii) is Allowed in an amount greater than $500, but which is reduced pursuant to Section 7.20 of the Plan to an amount of $500.00 or less.

         2.28. "Creditor" means any Entity that is the holder of a Claim against any of the Debtors that arose on or before the Petition Date or a Claim against any of the Debtors' estates of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         2.29. "Creditors' Committee" means the Official Committee of Unsecured Creditors in these Chapter 11 Cases, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

         2.30. "Cure Amount Schedule" means the schedule setting forth the proposed amounts to cure all executory contracts to be assumed under Article X of the Plan.

         2.31.      "DGCL" means the Delaware General Corporation Law.

         2.32. "Debtors" means Harvard, Doehler-Jarvis, Transportation, Greeneville, Pottstown, Technologies, Toledo, Harman, Hayes-Albion, Kingston-Warren, the debtors and Debtors-In-Possession in these Chapter 11 Cases.

         2.33. "Debtors-In-Possession" means the Debtors as debtors-in-possession pursuant to sections 1101, 1107 and 1108 of the Bankruptcy Code.

         2.34. "Deductible Claim" means with respect to any Insured Claim, an amount equal to the applicable deductible, self-insured retention or retrospective rating under the relevant insurance policy and any reimbursement obligation of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including, without limitation, any costs and expenses relating to the defense of such Claim). For purposes hereof, the term "Deductible Claim" shall include any Secured Deductible Claim.

         2.35. "Deficiency Claim" means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the property owned or held by the Debtors which collaterializes the Claim.

         2.36. "Disallowed" means, with respect to Claims and Interests, any Claim against, or Interest in, any of the Debtors, or a portion thereof, which has been disallowed by a Final Order of the Bankruptcy Court.

         2.37. "Disbursing Agent" means the Entity that is designated under the Plan to disburse property pursuant to the Plan (which may be Reorganized Harvard). The initial Disbursing Agent will be identified in the Disclosure Statement.

         2.38. "Disclosure Statement" means the Disclosure Statement that relates to this Plan and has been approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

         2.39. "Disclosure Statement Hearing" means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code.

         2.40. "Disclosure Statement Order" means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

         2.41. "Disputed Claim" means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which:
(a) a proof of claim has been filed with the Bankruptcy Court, or deemed filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or part by a Final Order, or
(iii) granted in whole or part by a Final Order. Before the time that an objection has been or may be filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of claim exceeds the amount or classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules; (B) in its entirety, if any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (C) in its entirety, if no corresponding Claim has been scheduled by the relevant Debtor in its Schedules.

         2.42. "Disputed Interest" means an Interest, or portion thereof, that has not become an Allowed Interest.

         2.43.     "Distribution Date" means the Effective Date.

         2.44. "Distribution Record Date" means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or such other date and time designated in the Confirmation Order.

         2.45. "Distributions" means means the distributions in accordance with the Plan of: (a) Cash; or (b) Reorganization Securities, as the case may be.

         2.46. "Doehler-Jarvis" means Doehler-Jarvis, Inc., one of the Debtors herein.

         2.47. "Effective Date" means either (a) the Business Day that is not more than seven (7) Business Days after the date all of the conditions precedent as provided in Section 12.2 of the Plan have been satisfied or duly waived in accordance with Section 12.3 of this Plan or (b) such other Business Day as the Proponents select.

         2.48. "11 1/8% Senior Notes" means 11 1/8% Senior Notes due 2005, issued by Harvard under the 11 1/8% Senior Note Indenture and guaranteed by all of the Debtors other than Transportation.

         2.49. "11 1/8% Senior Notes Claims" means the Claims of holders of 11 1/8% Senior Notes (other than the Indenture Trustee Claim) arising under the 11 1/8% Senior Note Indenture.

         2.50. "11 1/8% Senior Note Indenture" means the Indenture, dated as of July 28, 1995, between the Debtors and the Indenture Trustee to the 11 1/8% Senior Notes, as the same may have been amended as of the Petition Date.

         2.51. "Emergence Bonus Plan" means the Emergence Bonus Plan, a copy of which is attached as Exhibit "I" to this Plan.

         2.52. "Entity" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

         2.53. "Estates" means the estates created in these Chapter 11 Cases for the Debtors by section 541 of the Bankruptcy Code.

         2.54. "Equity Factor" means [ ], or such greater number that the Debtors and the Creditors' Committee jointly determine on the Effective Date.

         2.55. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.56. "Exercise Agreements" means those agreements attached as Exhibit "B" among the Reorganized Debtors and the parties thereto.

         2.57. "Face Amount" means, with respect to a particular Claim: (a) if the Claim is listed in the Schedules and the holder of such Claim has not filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (b) if the holder of such Claim has filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by Final Order of the Bankruptcy Court; (c) in the case of an Administrative Expense, the liquidated amount set forth in any application filed with the Bankruptcy Court or the amount set forth in the Debtors' books and records or such amount as is determined by a Final Order of the Bankruptcy Court; or (d) in all other cases, zero (0) or such amount as shall be fixed or estimated by a Final Order of the Bankruptcy Court.

         2.58. "Final Order" means an order, ruling or judgment which is in effect and is not stayed and as to which (a) the time to appeal or petition for certiorari has expired and as to which no appeal, petition for certiorari or other proceeding for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which the order was appealed or certiorari, reargument or rehearing has been denied, and the time to take any further appeal, petition for certiorari, move for reargument or rehearing has expired.

         2.59. "General Unsecured Claim" means any Claim (including, without limitation, any Deductible Claim), that is not an Administrative Expense, Priority Tax Claim, Priority Claim, Prepetition Lenders' Claim, Miscellaneous Secured Claim, PBGC Claim, Insured Portion or Convenience Claim.

         2.60. "Governmental Unit" means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

         2.61. "Greeneville" means Doehler-Jarvis Greeneville, Inc., one of the Debtors herein.

         2.62. "Harman" means Harman Automotive Inc., one of the Debtors herein.

         2.63. "Harvard" means Harvard Industries, Inc., one of the Debtors herein.

         2.64. "Hayes-Albion" means Hayes-Albion, Inc., one of the Debtors herein.

         2.65. "Impaired" means with respect to any Claim or Interest, impaired within the meaning of section 1124 of the Bankruptcy Code.

         2.66. "Incentive Plan" means the Incentive Plan, a copy of which is attached as Exhibit "J" to this Plan.

         2.67. "Indentures" means, collectively, the 11 1/8% Senior Notes Indenture and the 12% Senior Notes Indenture.

         2.68. "Indenture Trustee" means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the 12% Senior Notes and 11 1/8% Senior Notes and industrial development or similar bonds and notes for which a Debtor is the obligor on any note, agreement, lease or similar document or instrument, the proceeds of which are applied, in whole or in part, to the payment of principal and/or interest on such industrial development bond or note), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

         2.69. "Indenture Trustee Claim" means the fees and expenses of First Union National Bank, as indenture trustee, under the Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

         2.70. "Insured Claim" means any Claim arising from an incident or occurrence that is covered under an applicable Debtor's general liability insurance policies but shall not include Workers' Compensation Claims arising out of Workers' Compensation Programs and employee benefit plans.

         2.71. "Insured Portion" means the portion of any Insured Claim that is covered under an applicable Debtor's general liability insurance policy and would not constitute a Deductible Claim.

         2.72. "Intercompany Claim" means any Claim of any Debtor against another Debtor arising prior to the Effective Date.

         2.73. "Intercreditor Agreement" means an intercreditor agreement between the lenders under the Post-Confirmation Credit Facility and the New Indenture Trustee.

         2.74. "Interests" means the equity interests in the Debtors, including, without limitation, shares of common stock and shares of preferred stock of the Debtors and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtors to issue, transfer or sell any shares of capital stock of the Debtors.

         2.75. "Kingston-Warren" means The Kingston-Warren Corporation, one of the Debtors herein.

         2.76. "Management Employment Agreements" means the Management Employment Agreements between Reorganized Harvard and Roger Pollazzi, Theodore

Vogtman, Vincent Toscano and [Joseph Gagliardi], substantially in the form of Exhibit "K-1" through "K-4" annexed to this Plan.

         2.77. "Miscellaneous Secured Claim" means any Secured Claim other than the Prepetition Lenders' Claim.

         2.78. "New Board of Directors" means the board of directors of Reorganized Harvard, on or after the Effective Date.

         2.79. "New By-Laws" means the by-laws for the Reorganized Debtors, in form and substance reasonably satisfactory to the Creditors' Committee, as set forth in Exhibit "G" to this Plan.

         2.80. "New Certificates of Incorporation" means the Certificates of Incorporation of the Reorganized Debtors, in form and substance reasonably satisfactory to the Creditors' Committee, as set forth in Exhibit "F" to the Plan.

         2.81. "New Common Stock" means the shares of common stock, par value $.01 per share, of Reorganized Harvard issued pursuant to the terms of the Plan (or issuable after the Effective Date) and having the terms set forth in the New Certificate of Incorporation of Reorganized Harvard.

         2.82. "New Indenture Trustee" means the indenture trustee under the New Junior Secured Debentures Indenture.

         2.83. "New Junior Secured Debentures" means all junior secured debentures issued under the Plan pursuant to the terms of the New Junior Secured Debentures Indenture.

         2.84. "New Junior Secured Debentures Indenture" means the Indenture, among the Reorganized Debtors and the New Indenture Trustee to be dated as of the Effective Date, which will govern the New Junior Secured Debentures.

         2.85. "New Warrant Agreement" means the document governing the terms and conditions of the New Warrants substantially in the form of Exhibit "D".

         2.86. "New Warrants" means the warrants to purchase 5% of New Common Stock at a price per share of New Common Stock based on a net equity value of [$500] million which shall be exercisable commencing on the Effective Date and ending on the fifth anniversary date of the Effective Date.

         2.87. "Nondebtor Subsidiaries" means any direct and indirect subsidiaries of any of the Debtors that are not debtors and Debtors-In-Possession in these Chapter 11 Cases.

         2.88. "Old Common Stock" means all authorized, issued and outstanding shares of the Class B common stock of Harvard, $0.01 par value, as of the Petition Date.

         2.89. "Old Other Interests" means any Interest, other than an Old Common Stock Interest, a PIK Preferred Stock Interest or a Subsidiary Common Stock Interest, including, without limitation, any preferred or other capital stock of Harvard (other than PIK Preferred Stock) and all issued, outstanding and unexpired options, warrants, conversion, privilege or other legal or contractual right to acquire shares of PIK Preferred Stock and/or Old Common Stock.

         2.90. "Oversubscription Options" means the options granted to holders of General Unsecured Claims to subscribe for and purchase, subject to the terms and conditions of the Rights Plan, at par, up to 100% of the principal amount of the New Junior Secured Debentures that are not subscribed for upon exercise of the Rights.

         2.91. "Paying Agent" means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan and the Rights Plan.

         2.92.     "PBGC" means the Pension Benefit Guaranty Corporation.

         2.93. "PBGC Agreement" means the agreement dated __________ __, 1998 between the PBGC and certain of the Reorganized Debtors.

         2.94.     "PBGC Claims" means all Claims asserted by the PBGC.

         2.95      "Petition Date" means May 8, 1997.

         2.96 "PIK Preferred Stock" means all authorized, issued and outstanding Payable-In-Kind Exchangeable Preferred Shares of Harvard as of the Petition Date.

         2.97. "Plan" means the Debtors' Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (together with all exhibits thereto), as the same may be amended from time to time in accordance with the Confirmation Order, section 1127 of the Bankruptcy Code and the terms hereof.

         2.98. "Plan Rate" means the interest rate available on ninety (90) day United States Treasuries on the Effective Date but in no event greater than 7.0% interest per annum.

         2.99. "Post-Confirmation Credit Agreement" means the credit agreement which is to be executed as of the Effective Date by the Reorganized Debtors and which shall contain those terms set forth in the Commitment Letter and any and all documents related thereto unless an Alternative Financing Transaction is pursued, in which case, it shall mean the documents, instruments or other writings which evidence the indebtedness under such Alternative Financing Transaction.

         2.100. "Post-Confirmation Credit Facility" means the loans and other financial accommodations provided to the Reorganized Debtors pursuant to the Post-Confirmation Credit Agreement and/or an Alternative Financing Transaction.

         2.101. "Pottstown" means Doehler-Jarvis Pottstown, Inc., one of the Debtors herein.

         2.102. "Prepetition Credit Agreement" means the Prepetition Loan Security Agreement dated October 4, 1996 and as amended December 20, 1996 and April 21, 1997 between the Debtors and CIT as agent of the Prepetition Lenders.

         2.103. "Prepetition Credit Facility" means the loans and other financial accommodations provided pursuant to the Prepetition Credit Agreement.

         2.104. "Prepetition Lenders" mean CIT, Congress Financial Corporation, General Electric Capital Corporation, Heller Financial, Inc., Finova Capital Corporation and Foothill Capital Corporation, in their capacity as lenders under the Prepetition Credit Agreement.

         2.105. "Prepetition Lenders' Claims" means the Secured Claims of the Prepetition Lenders arising under the Prepetition Credit Facility.

         2.106. "Priority Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense or Priority Tax Claim.

         2.107. "Priority Tax Claim" means any Claim for taxes, interest and penalties against any of the Debtors entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         2.108. "Professionals" means those persons or Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 503(b)(2) or (4) of the Bankruptcy Code.

         2.109. "Purchasers" means those Entities so defined in the Exercise Agreements.

         2.110. "Record Date" means the applicable Voting Record Date and Distribution Record Date established by Final Order of the Bankruptcy Court.

         2.111. "Registration Statement" means a registration statement pursuant to section 12 of the 1934 Act.

         2.112. "Registration Rights Agreement" means the registration rights agreement to be entered into on the Effective Date by and among Reorganized Harvard and certain holders of New Common Stock as of the Effective Date.

         2.113. "Reorganization Securities" means (a) New Common Stock, (b) New Warrants, (c) Rights, (d) Oversubscription Options and (e) New Junior Secured Debentures.

         2.114. "Reorganized Debtors" means the Debtors and their successor entities on and after the effectiveness of this Plan on the Effective Date.

         2.115. "Reorganized Doehler-Jarvis" means Doehler-Jarvis on and after the effectiveness of this Plan on the Effective Date.

         2.116. "Reorganized Greeneville" means Greeneville on and after the effectiveness of this Plan on the Effective Date.

         2.117. "Reorganized Harman" means Harman on and after the effectiveness of this Plan on the Effective Date.

         2.118. "Reorganized Harvard" means Harvard on and after the effectiveness of this Plan on the Effective Date.

         2.119. "Reorganized Hayes-Albion" means Hayes-Albion on and after the effectiveness of this Plan on the Effective Date.

         2.120. "Reorganized Kingston-Warren" means Kingston-Warren on and after the effectiveness of this Plan on the Effective Date.

         2.121. "Reorganized Pottstown" means Pottstown on and after the effectiveness of this Plan on the Effective Date.

         2.122. "Reorganized Technologies" means Technologies on and after the effectiveness of this Plan on the Effective Date.

         2.123. "Reorganized Toledo" means Toledo on and after the effectiveness of this Plan on the Effective Date.

         2.124. "Reorganized Transportation" means Transportation on and after the effectiveness of this Plan on the Effective Date.

         2.125. "Rights" means the rights granted to the holders of General Unsecured Claims under the Rights Plan, and distributed pursuant to the Plan, to purchase in the aggregate, at par, $44 million (less the Additional Post-Confirmation Term Loan Amount) in principal amount of New Junior Secured Debentures. Each Right will entitle a holder thereof to purchase, at par, to the extent that such holder's General Unsecured Claim has not been Disallowed, a percentage of the aggregate principal amount of New Junior Secured Debentures that will be issued under the Plan, which percentage will be based on a fraction, the numerator of which is the amount of such holder's General Unsecured Claim as of the Confirmation Date and the denominator of which is the aggregate amount of all General Unsecured Claims that have not been Disallowed as of the Confirmation Date.

         2.126. "Rights Expiration Date" means the date which is 30 days following the Rights Issue Date or such later date that the Proponents jointly decide.

         2.127. "Rights Issue Date" means the day the Confirmation Order becomes a Final Order.

         2.128. "Rights Plan" means the document governing the terms and conditions of the Rights, substantially in the form of Exhibit "C" to this Plan.

         2.129.    "Scheduled" means set forth in the Schedules.

         2.130. "Schedules" means the schedules of assets and liabilities, respectively, filed by each of the Debtors in accordance with section 521(1) of the Bankruptcy Code on or about July 7, 1997 as the same have been or may hereafter be amended from time to time.

         2.131. "Secured Claim" means any Claim that is a secured Claim under section 506(a) of the Bankruptcy Code.

         2.132. "Secured Deductible Claim" means any Deductible Claim secured by a letter of credit, surety or similar instrument that is collateralized by property of the Debtors.

         2.133. "Securities Act" means the Securities Act of 1933, as amended.

         2.134. "Senior Notes" means, collectively, (a) the 12% Senior Notes and (b) the 11 1/8% Senior Notes.

         2.135. "Senior Notes Claims" means, collectively, the 12% Senior Notes Claims and the 11 1/8% Senior Notes Claims.

         2.136.    "Senior Notes Indenture" means, collectively, the 12% Senior
Note Indenture and the 11 1/8% Senior Note Indenture.

         2.137. "Subsidiary Common Stock" means collectively, any and all authorized, issued and outstanding Interests in Doehler-Jarvis, Transportation, Greeneville, Pottstown, Technologies, Toledo, Harman, Hayes-Albion and Kingston-Warren, as of the Petition Date.

         2.138. "Technologies" means Doehler-Jarvis Technologies, Inc., one of the Debtors herein.

         2.139. "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         2.140. "Toledo" means Doehler-Jarvis Toledo, Inc., one of the Debtors herein.

         2.141. "Transportation" means Harvard Transportation, Inc., one of the Debtors herein.

         2.142. "12% Senior Notes" means 12% Senior Notes due 2004, issued by Harvard under the 12% Senior Note Indenture and guaranteed by all of the Debtors other than Transportation.

         2.143. "12% Senior Note Claims" means the Claims of holders of 12% Senior Notes (other than Indenture Trustee Claims) arising under the 12% Senior
Note Indenture.

         2.144. "12% Senior Note Indenture" means the Indenture, dated as of July 26, 1994, between the Debtors and the Indenture Trustee, with respect to the 12% Senior Notes, as the same may have been amended as of the Petition Date.

         2.145.    "Unimpaired" means a Claim that is not Impaired.

         2.146. "Unclaimed Property" means any Cash and Reorganization Securities unclaimed on or after the applicable Distribution Date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

         2.147. "Workers' Compensation Claims" means any Claim against the Debtors held by (i) current and former employees of the Debtors, (ii) beneficiaries of current and former employees of the Debtors and (iii) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

         2.148 "Workers' Compensation Programs" means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.

                                 Article III.

                      METHOD OF CLASSIFICATION OF CLAIMS
                     AND INTERESTS AND GENERAL PROVISIONS

         3.1. Administrative Expenses, Priority Tax Claims. Administrative Expenses and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article V in accordance with Section 1123(a)(1) of the Bankruptcy Code.

         3.2 Intercompany Claims. Allowed Intercompany Claims of each Debtor against all other Debtors and the Nondebtor Subsidiaries are not classified and are extinguished in connection with the substantive consolidation of the Debtors pursuant to Article IX.

                                  Article IV.

         TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

         4.1 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to sections 327, 328, 329, 330, 331, 503(b)(1), 503(b)(4) or 1103 of the Bankruptcy Code) shall be paid 100% of the unpaid allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date such Administrative Expense becomes allowed, provided, however, that an allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices shall be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in accordance with its terms and conditions, in the ordinary course of business consistent with past practices, provided, further, however, that an allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtors, and following the Effective Date, at the option of the Reorganized Debtors, and the holder of such allowed Administrative Expense and, prior to the Effective Date, upon prior written consent of the Creditors' Committee.

         4.2 Treatment of Allowed Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the option of the Debtors, upon prior written consent of the Creditors' Committee, and following the Effective Date, at the option of the Reorganized Debtors, the holder of an Allowed Priority Tax Claim will be entitled to receive on account of such Allowed Priority Tax
Claim: (a) equal Cash payments made on the last Business Day of every three
(3) month period following the Effective Date, over a period not exceeding six
(6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate; (b) such other treatment agreed to by the holder of such Allowed Priority Tax

Claim and the Debtors or the Reorganized Debtors, as the case may be, provided such treatment is on more favorable terms to the Debtors or the Reorganized Debtors, as the case may be, than the treatment set forth in clause (a) hereof; or (c) payment in full of such Allowed Priority Tax Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. The Debtors or Reorganized Debtors, as the case may be, shall have the right, in their sole discretion, to prepay the Allowed Priority Tax Claim without penalty of any sort or nature.

                                  Article V.

                    CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in section 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with section 1123(a)(1) of the Bankruptcy Code.

         5.1.      Class 1 consists of all Priority Claims.

         5.2.      Class 2 consists of all Prepetition Lenders' Claims.

         5.3.      Class 3 consists of all Miscellaneous Secured Claims.

         5.4.      Class 4 consists of all the PBGC Claims.

         5.5.      Class 5 consists of all General Unsecured Claims.

         5.6.      Class 6 consists of all Convenience Claims.

         5.7.      Class 7 consists of all PIK Preferred Stock Interests.

         5.8.      Class 8 consists of all Old Common Stock Interests.

         5.9.      Class 9 consists of all Subsidiary Common Stock Interests.

         5.10.     Class 10 consists of all Old Other Interests.

                                  Article VI.

                      TREATMENT OF CLAIMS AND INTERESTS

         6.1.      Treatment of Allowed Class 1 Claims (Priority Claims).

                   (a) Unless otherwise agreed by the holder of an Allowed Priority Claim and (i) the Debtors, upon prior written consent of the Creditors' Committee, or (ii) following the Effective Date, the Reorganized Debtors, each holder of an Allowed Priority Claim shall be paid 100% of the unpaid Allowed amount of such Claim in Cash on or as soon as practicable after the later of: (y) the Effective Date, or (z) the date such Priority Claim becomes an Allowed Priority Claim.

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.1 are in full settlement, release and discharge of each holder's Priority Claim.

                   (c) Class 1 is Unimpaired. Holders of Allowed Priority Claims shall be deemed to have accepted the Plan.

         6.2       Treatment of Allowed Class 2 Claims (Prepetition Lenders'
Claims)                                                      .

                   (a) With respect to each Allowed Prepetition Lenders' Claim, at the option of the Debtors, upon the prior written consent of the Creditors' Committee, and following the Effective Date, at the option of the Reorganized
Debtors: (i) the Debtors or Reorganized Debtors, as the case may be, shall pay such Allowed Prepetition Lenders' Claim, in full, in Cash; or (ii) the Debtors or Reorganized Debtors, as the case may be, shall provide such other treatment agreed to by the holder of such Allowed Prepetition Lenders' Claim and the Debtors or the Reorganized Debtors, as the case may be.

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.2 are in full settlement, release and discharge of each holder's Prepetition Lenders' Claim.

                   (c) Class 2 is Impaired. Holders of Allowed Prepetition Lenders' Claims shall be entitled to vote to accept the Plan.

         6.3       Treatment of Allowed Class 3 Claims (Miscellaneous Secured
Claims)

                   (a) With respect to each Allowed Miscellaneous Secured Claim, at the option of the Debtors, upon prior written consent of the Creditors' Committee, to be exercised on the Effective Date, or such other date as the Bankruptcy Court may determine, such Claim shall be treated pursuant to any of the following alternatives: (A) the Debtors or Reorganized Debtors, as the case may be, shall execute a written undertaking in favor of the holder of such Claim, whereby the Debtors or Reorganized Debtors, as the case may be, assume such Claim and leaves unaltered such holder's legal, equitable and contractual rights with respect to such Claim, (B) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Debtors or Reorganized Debtors, as the case may be, shall (1) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (2) reinstate the maturity of such Claim as such maturity existed before such default, (3) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law and (4) execute a written undertaking in favor of such holder, whereby the Debtors or Reorganized Debtors, as the case may be, assumes such Claim and, except as permitted in clauses (1), (2) and (3) hereof, does not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim, or (C) the Debtors or the Reorganized Debtors, as the case may be, shall provide such other treatment agreed to by the holder of such Allowed Miscellaneous Secured Claim and the Debtors or the Reorganized Debtors, as the case may be.

                   (b) Notwithstanding the foregoing, the Debtors, upon prior written consent of the Creditors' Committee, may elect by sending written notice to the affected Claim holder on or before the Confirmation Date to (x) pay the holder of such Allowed Miscellaneous Secured Claim the allowed Amount thereof, in Cash; (y) distribute to the holder of an Allowed Claim in Class 3 the property securing such holder's Claim, in which event such holder shall be entitled within thirty (30) days of such election to file a proof of claim for any deficiency entitled to treatment as a Claim in Class 5 or 6, as applicable, or be forever barred from thereafter asserting a Deficiency Claim against the Debtors or Reorganized Debtors; or (z) provide to such holder such treatment, including deferred Cash payments, as shall be consistent with section 1129(b) of the Bankruptcy Code.

                   (c) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.3 are in full settlement, release and discharge of each holder's Miscellaneous Secured Claim.

                   (d) Class 3 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Miscellaneous Secured Claim receiving treatment under Section 6.3(b) above shall be deemed to be in a separate Class for classification, voting and distribution purposes.

         6.4       Treatment of Allowed Class 4 Claims (PBGC Claims).

                   (a) On the Effective Date, the holder of the Allowed Claims in Class 4 shall receive the treatment provided for in the PBGC Agreement.

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.4 are in full settlement, release and discharge of each holder's PBGC Claim.

                   (c) Class 4 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

         6.5       Treatment of Allowed Class 5 Claims (General Unsecured
Claims)

                   (a) On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5 shall receive shares of New Common Stock equal to the product of such holder's Allowed General Unsecured Claim multiplied by the Equity Factor.

                   (b) Additionally, on the Rights Issue Date, each holder of a General Unsecured Claim that has not been Disallowed as of the Confirmation Date shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's General Unsecured Claim to the extent it has not been Disallowed as of the Confirmation Date by the total amount of General Unsecured Claims that have not been Disallowed as of the Confirmation Date) of:

                       (i) 100% of the Rights issued under the Rights Plan, all of which shall be issued on the Rights Issue Date and exercisable on or prior to the Rights Expiration Date, by any holder of such Right, to the extent that such holder's General Unsecured Claim has not been Disallowed as of the Confirmation Date, with the New Junior Secured Debentures underlying those Rights exercised to be paid for in Cash at par and issued on the Effective Date, all in accordance with the terms and conditions as set forth in the Rights Plan; and

                       (ii) 100% of the Oversubscription Options issued under the Rights Plan, all of which shall be issued on the Rights Issue Date and exercisable on or prior to the Rights Expiration Date, by any holder of such Oversubscription Option to the extent that such holder's General Unsecured Claim has not been Disallowed as of the Confirmation Date, with the New Junior Secured Debentures underlying those Oversubscription Options exercised to be paid for in Cash at par and issued on the Effective Date, all in accordance with the terms and conditions the Rights Plan.

                   (c) There shall not be a Rights Plan and no New Junior Secured Debentures shall be issued to the extent that the Debtors enter into an Alternative Financing Transaction in substitution for the New Junior Secured Debentures pursuant to Section 7.1 of this Plan.

                   (d) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.5 are in full settlement, release and discharge of each holder's General Unsecured Claim.

                   (e) Class 5 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

         6.6       Treatment of Allowed Class 6 Claims (Convenience Claims).

                   (a) On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim shall be paid 100% of its Allowed Convenience Claim (as reduced in accordance with Section 7.20 of the Plan), without interest, in Cash.

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.6 are in full settlement, release and discharge of each holder's General Unsecured Claim and Convenience Claim.

                   (c) Class 6 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

         6.7.      Treatment of Allowed Class 7 Interests (PIK Preferred
Interests).

                   (a) If Class 7 votes to accept this Plan, on the Effective Date, or as soon as thereafter as is practicable, each holder of an Allowed Interest in Class 7 shall receive its pro rata share (determined by dividing the amount of such holder's Allowed PIK Preferred Stock Interest by the total amount of PIK Preferred Stock Interests that have not been Disallowed as of the Effective Date) of 66.67% of New Warrants; provided, however, that in the event Class 7 does not vote to accept the Plan, the holders of Interests in Class 7 shall receive no distributions of any kind under the Plan in respect of these Interests. [TO COME]

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.7 are in full settlement, release and discharge of each holder's PIK Preferred Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such PIK Preferred Stock Interest was based.

                   (c) Class 7 is Impaired. Holders of such Interests shall be entitled to vote to accept or reject the Plan.

         6.8       Treatment of Allowed Class 8 Interests (Old Common Stock
Interests).

                   (a) On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Interest in Class 8 shall receive its pro rata share (determined by dividing the amount of such holder's Allowed Old Common Stock Interest by the total amount of Old Common Stock Interests that have not been Disallowed as of the Effective Date) of 33.33% of New Warrants; provided, however, that in the event Class 7 or Class 8 does not vote to accept the Plan, the holders of Interests in Class 8 shall receive no distributions of any kind under the Plan in respect of those Interests. [TO COME]

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.8 shall be in full settlement, release and discharge of each holder's Old Common Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, of the holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Old Common Stock Interests was based.

                   (c) Class 8 is Impaired. Holders of such Interests shall be entitled to vote to accept or reject the Plan.

         6.9. Treatment of Allowed Class 9 Interests (Subsidiary Common Stock Interests).

                   (a) Subject to the Combination Transactions, each holder of an Interest in Class 9 shall retain such Interest and its respective share or shares of common stock of the Debtors representing such Interest.

                   (b) As more specifically set forth in, and without in any way limiting, Section 11.1 of this Plan, the distributions provided in this
Section 6.9 are in full settlement, release and discharge of each holder's Subsidiary Common Stock Interests and all other Claims against or Interests in any and all of the Debtors, if any, directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Subsidiary Common Stock Interest was based.

                   (c) Class 9 is Impaired but the holders of Allowed Subsidiary Common Stock Interests, who are the proponents of this Plan, are deemed to have accepted the Plan.

         6.10.     Treatment of Allowed Class 10 Interests (Old Other
Interests).

                   (a) On the Effective Date, all Old Other Interests shall be canceled and extinguished and holders shall not receive any distribution under the Plan.

                   (b) Class 10 is Impaired. Holders of Class 10 Interests are deemed to have rejected the Plan.

         6.11 Allowance of Senior Notes Claims. The aggregate Senior Notes Claims shall be deemed Allowed in the amount of $_________, consisting of an aggregate Allowed Claim of $__________ in respect of the 12% Senior Notes Claims and an aggregate Allowed Claim of $ _______ in respect of the 11 1/8% Senior Notes Claims.

                                 Article VII.

                     MEANS FOR IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

         7.1. Post-Confirmation Financing. On the Effective Date, the transactions contemplated by the Post-Confirmation Credit Facility and the New Junior Secured Debentures and/or an Alternative Financing Transaction shall be consummated and thereupon become effective. Attached as Exhibit A to this Plan is a Commitment Letter with respect to the Post-

Confirmation Credit Facility. In addition, attached as Exhibit B to this Plan are the Exercise Agreements with respect to the Rights Plan. The Proponents may elect to pursue an Alternative Financing Transactions to substitute for all or a portion of the Post-Confirmation Credit Facility and/or the New Junior Secured Debentures. It is the expectation of the Proponents, during the period up to the Effective Date, that the Proponents, along with their advisors, will actively solicit and obtain an Alternative Financing Transaction which shall include more favorable terms to the Debtors than those contained in the Post-Confirmation Credit Facility and/or the New Junior Secured Debentures. There can be no assurances that the Proponents shall have obtained such an Alternative Financing Transaction as of the Effective Date. In the event the Debtors enter into an Alternative Financing Transaction, copies of all loan documents in respect of any Alternative Financing Transaction, if available, shall be filed with the Bankruptcy Court no later than three (3) Business Days prior to the Confirmation Date and in no event later than five (5) Business Days prior to the Effective Date.

         7.2. Issuance and Exercise of Rights. The following provisions will be effective to the extent that the New Junior Secured Debentures are not substituted by an Alternative Financing Transaction pursuant to section 7.1 above.

                   (a) On the Rights Issue Date, 100% of the Rights and the Oversubscription Options shall be issued to the holders of General Unsecured Claims that have not been Disallowed as of the Confirmation Date. The Rights and Oversubscription Options will not be transferable.

                   (b) On or before the Rights Expiration Date, each holder that has exercised the Rights and/or Oversubscription Options held by such holder shall deliver Cash to the rights agent under the Rights Plan in an amount sufficient to exercise in full all of the Rights and Oversubscription Options exercised by such holder in accordance with the terms of the Rights Plan.

                   (c) Pursuant to the Exercise Agreements, the Purchasers will exercise sufficient Oversubscription Options to ensure that following the consummation of the Rights Plan, the Reorganized Debtors receive aggregate cash proceeds equal to $44 million less the Additional Post-Confirmation Term Loan Amount.

                   (d) To the extent that, as a result of the exercise of Oversubscription Options, the issuance of the New Junior Secured Debentures is oversubscribed, the principal amount of all New Junior Secured Debentures that may be purchased upon the exercise of Oversubscription Options will be reduced pro rata based on the amount of Unsecured Claims held by the holders of such Oversubscription Options that have not been Disallowed as of the Confirmation Date.

         7.3. New Common Stock. On the Effective Date, Reorganized Harvard shall reserve 20 million shares of New Common Stock to be issued to the holders of a Class 5 Claim in accordance with the terms of the Plan.

         7.4. New Warrants. Attached as Exhibit D to this Plan is a copy of the New Warrant Agreement.

                   (a) The New Warrants shall consist of warrants in the aggregate of 5% of New Common Stock on a fully diluted basis at a price per share of New Common Stock based on a net equity value of Reorganized Harvard of [$500] million. The New Warrants shall be distributed to the holders of Allowed Interests in Class 7 and Class 8 as set forth in Sections 6.7 and 6.8 above respectively. The New Warrants shall expire on the fifth anniversary of the Effective Date.

                   (b) In the event that Class 7 does not vote to accept the Plan, the holders of Interests in Class 7 and Class 8 shall receive no distributions of any kind under the Plan on account of their Interests. In the event that Class 7 votes to accept the Plan but Class 8 does not vote to accept the Plan, the holders of Interests in Class 8 shall receive no distributions of any kind under the Plan on account of their Interests.

         7.5. Registration Rights. On the Effective Date, Reorganized Harvard shall enter into a Registration Rights Agreement which shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five
(5) days prior to the first date set by the Bankruptcy Court as the deadline for voting on the Plan.

         7.6. Corporate Action for Reorganized Debtors. On the Effective Date, Harvard shall be reincorporated in the State of Delaware as Reorganized Harvard. Also on the Effective Date, the Debtors shall implement the Combination Transactions described in Exhibit E of the Plan. On the Effective Date, the issuance of the New Common Stock, the election or appointment, as the case may be, of directors and officers pursuant to this Plan, and the other matters provided in this Plan involving the corporate structure of the Reorganized Debtors, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. Subject to the Combination Transactions, on the Effective Date or as soon thereafter as is practicable, each of the Reorganized Debtors shall file with the Secretary of State of the State of Delaware in accordance with sections 103 and 303 of the DGCL, the New Certificates of Incorporation. The New Certificate of Incorporation for Reorganized Harvard shall provide for, among other things, (i) the authorization of 50 million shares of New Common Stock, (ii) the indemnification of officers and directors to the fullest extent permitted by section 145 of the DGCL, (iii) the cancellation of the PIK Preferred Stock, Old Common Stock and Old Other Interests and (iv) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the Bankruptcy Code. The New Certificates of Incorporation for each of the other Reorganized Debtors shall contain a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the Bankruptcy Code. The New Certificates of Incorporation are annexed to this Plan as Exhibit F.

         7.7. Directors of the Reorganized Debtors. On the Effective Date, the operation of Reorganized Harvard shall become the general responsibility of its New Board of Directors, subject to, and in accordance with, the New Certificate of Incorporation and the New By-Laws. The New By-Laws are annexed to this Plan as Exhibit G. The initial New Board of Directors shall consist of seven (7) members identified on Exhibit H to this Plan. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed to have resigned therefrom as of the Effective Date pursuant to the Confirmation
Order. The New Board of Directors of Reorganized Harvard will promptly appoint the members of the Board of Directors for each of the other Reorganized Debtors.

         7.8. Emergence Bonus Plan. On the Effective Date, Reorganized Debtors shall be deemed to have adopted and shall implement, without further corporate authority or action, the Emergence Bonus Plan.

         7.9. Incentive Plan. The Incentive Plan shall become effective as of the Effective Date. Grants under the Incentive Plan shall not be effective until after the Effective Date. In accordance therewith, on the Effective
Date, Reorganized Harvard shall reserve 15% of the New Common Stock on a fully diluted basis for issuance to consultants, directors, executives and other employees of the Reorganized Debtors that may be granted under the Incentive Plan.

         7.10. Management Employment Agreements. The Management Employment Agreements shall become effective as of the Effective Date. Such agreements supersede all employment, severance, retention bonus and other agreements with respect to Mr. Pollazzi, Mr. Vogtman, Mr. Toscano and [Mr. Gagliardi] in effect prior to the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Mr. Pollazzi, Mr. Vogtman, Mr. Toscano and [Mr. Gagliardi] against the Debtors under any employment, severance, retention bonus and other agreements, if any, between such individual and the Debtors will be governed by, and completely satisfied in accordance with, the terms and conditions of each of their Management Employment Agreements.

         7.11. Consulting Agreement. The Consulting Agreement shall become effective as of the Effective Date. Such agreement supersedes all employment, severance, retention bonus and other agreements with respect to Mr. Adams in effect prior to the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Mr. Adams individually against the Debtors under any employment, severance, retention bonus and other agreements, if any, between John Adams and the Debtors, will be governed by, and completely satisfied in accordance with, the terms and conditions of his Consulting Agreement.

         7.12 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation of the holders of New Common Stock for the approval of the Emergence Bonus Plan, Incentive Plan and all other agreements and transactions contemplated by this Plan, including, without limitation, those set forth in Sections 7.1 through 7.7 and Section 7.21. Entry of the Confirmation Order shall constitute approval of the Emergence Bonus Plan, Incentive Plan and such other agreements and transactions as the Confirmation Order shall so provide.

         7.13. Retiree Benefits. After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to section 1114 of the Bankruptcy Code, shall continue for the duration of the period that the applicable Debtor has obligated itself to provide such benefits.

         7.14 Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtors and the Debtors' obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Except as otherwise provided in this Plan, employee benefit plans, policies, and programs shall include, without limitations, all savings plans, retirement pension plans (to the extent not otherwise affected by the PBGC Agreement), health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and Workers' Compensation Programs, but shall exclude all employees' equity or equity-based incentive plans and Old Other Interests.

         7.15 Listing of New Common Stock; Registration of Securities. Reorganized Harvard shall use its best efforts to (i) maintain its status as a reporting company under the Exchange Act and cause, on the Effective Date, the shares of New Common Stock issued hereunder to be listed on a national securities exchange or, as to the New Common Stock, quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System, (ii) in accordance with the terms of the Registration Rights Agreement, file and have declared effective as soon as possible thereafter a registration statement or registration statements under the Securities Act for the offering on a continuous or delayed basis in the future of the shares of New Common Stock (the "Shelf Registration"), (iii) cause to be filed with the Securities and Exchange Commission and have declared effective on or prior to the Effective Date a registration statement on Form 10 under the Exchange Act with respect to the New Common Stock, (iv) keep the Shelf Registration effective for a three-year period and (v) supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing.

         7.16 Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, Reorganized Harvard shall deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to (a) make the Distributions to be made on the Effective Date to the holders of Allowed Claims and Allowed Interests; and (b) established reserves for the Classes of Disputed Claims (other than those in Class 5) and Disputed Interests as set forth below. Payments and other distributions to be made pursuant to the Plan will be available from (v) the Reorganized Debtors' funds, including funds provided to the Debtors in connection with (i) the Post-Confirmation Credit Facility and the New Junior Secured Debentures and/or (ii) Alternative Financing Transactions and (w) New Common Stock, (x) New Warrants, (y) Rights and (z) Oversubscription Options.

         7.17. Distribution to Holders of Senior Notes. For the purpose of Distributions to holders of Allowed Senior Notes Claims, the relevant
Indenture Trustee shall be deemed to be the sole holder of all Allowed Senior Notes Claims evidenced by the Senior Notes under the relevant Indentures. All Distributions on account of Allowed Senior Notes Claims shall be distributed to such Indenture Trustee, for further Distribution to holders of Senior Notes pursuant to the terms of the applicable Indentures. The provisions of the relevant Indenture shall govern the holding of undeliverable Distributions and the delivery of Distributions to holders of Allowed Senior Notes Claims. No later than five (5) Business Days prior to the Effective Date, the Indenture Trustee shall provide the Debtors with a statement of the Indenture Trustee Claim projected through the effective Date. To the extent the Indenture Trustee Claim exceeds $275,000, such excess portion shall be subject to Bankruptcy Court approval. On the Effective Date, the Indenture Trustee Claim in an amount up to [$275,000] shall be paid in Cash by the Reorganized Debtors upon receipt of an invoice and the Reorganized Debtors shall reserve Cash on the Effective Date in the amount by which the Indenture Trustee Claim exceeds [$275,000]. On the Effective Date, subject to the payment of the Indenture Trustee Claim up to [$275,000], the establishment of the reserve set forth in the preceding sentence and confirmation of this Plan occurring on or before December 31, 1998, all liens of the Indenture Trustee in any Distributions shall be forever released and discharged. Once each Indenture Trustee has completed performance of all duties set forth in this Plan and the Confirmation Order and under the terms of the respective Indentures, such Indenture Trustee, and its successors and assigns, shall be relieved of all obligations as Indenture Trustee under the relevant Indentures.

         7.18 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

                   (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the 12% Senior Notes, the 11 1/8% Senior Notes, the PIK Preferred Stock, the Old Common Stock, the certificates of designations for the PIK Preferred Stock and the Old Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer, or sell any shares of PIK Preferred Stock, Old Common Stock, or any other capital stock of the Debtors shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under this Plan. After the Indenture Trustee or its agents perform the Indenture Trustee's obligations under the Plan, the Indenture Trustee and its agents, successors and assigns shall be discharged of all of its obligations associated with the Indentures and related agreements and released from all Claims arising in these Chapter 11 Cases, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the 12% Senior Notes Claims and the 11 1/8% Senior Notes Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under its charging lien pursuant to the Indentures to the extent that the Indenture Trustee has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim.

                   (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Reorganized Debtors or their designee. The Reorganized Debtors appoint the Indenture Trustees as their designees to receive the 12% Senior Notes and the 11 1/8% Senior Notes. Any holder of a Claim or Interest that fails to (a) surrender such instrument or (b) execute and deliver and affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtors and furnish a bond in the form, substance, and amount reasonably satisfactory to the Reorganized Debtors before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

         7.19. Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of the
Plan: (a) each holder of (i) a Miscellaneous Secured Claim, (ii) the Prepetition Lenders' Claim; (iii) a Claim that is purportedly secured; and/or
(iv) a judgment, mechanics or similar lien, shall on or immediately before the Effective Date: (x) turn over and release to the Reorganized Debtors any and all property of the Debtors that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtors or such lien shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released; and (y) execute such documents and instruments as the Reorganized Debtors request to evidence such Claim holder's release of such property or lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Debtors' estates shall revert or be transferred to the Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge, or other possessory lien. Any such holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

         7.20. Election of Treatment in Class 6. Each holder of a Claim in Class 5 may elect, in the ballot by which it votes to accept or reject the Plan, to reduce the amount of its Claim to $500.00 or less and thereby be deemed a holder of a Claim in Class 6 for purposes of voting and payment under the Plan. Any such election shall be effective only upon the receipt thereof by the Debtors prior to the Confirmation Date. Once the election is made, and received by the Debtors, such election shall be irrevocable, but shall not preclude the Debtors or other parties in interest from objecting to such Claim as reduced.

         7.21. Terms of New Junior Secured Debentures. The following is a summary of certain of the principal economic terms of the New Junior Secured Debentures which shall be issued by the Reorganized Debtors under the Rights Plan. There will not be a Rights Plan and no New Junior Secured Debentures shall be issued to the extent the Debtors enter into an Alternative Financing Transaction in substitution of the New Junior Secured Debentures. If New Junior Secured Debentures are to be issued under this Plan, a copy of the New Junior Secured Debentures Indenture will be filed and served at least three
(3) Business Days before the Confirmation Hearing.

         Issuer                            Reorganized Debtors

         Aggregate Principal Amount        $44 million, consisting of $40
                                           million loan Cash proceeds on the
                                           Effective Date plus $4 million
                                           closing fee (as described below).

                                           To the extent that the term loan
                                           component of the Post-Confirmation
                                           Credit Facility exceeds $50 million
                                           or the Debtors enter into an
                                           Alternative Financing Transaction
                                           in substitution of the New Junior
                                           Secured Debentures, the cash
                                           proceeds portion of the New Junior
                                           Secured Debentures will be reduced
                                           on a dollar for dollar basis and
                                           the amount of the closing fee will
                                           be reduced proportionately.

         Stated Maturity                   Fifth anniversary of the Effective
                                           Date.

         Closing Fee                       $4 million. The closing fee shall be
                                           payable on the Effective Date and
                                           shall be fully earned and
                                           non-refundable as of the Effective
                                           Date.

         Annual Facility Fee               Annual facility fee of (i) 2% of the
                                           initial aggregate principal amount
                                           of New Junior Secured Debentures
                                           outstanding on the Effective Date
                                           and (ii) for each subsequent
                                           payment on each anniversary of the
                                           Effective Date, 1% of the aggregate
                                           principal amount of the New Junior
                                           Secured Debentures then outstanding
                                           on such anniversary. The annual
                                           facility fee will be payable
                                           annually in cash in advance.

         Interest Rate                     Greater of (i) 150 basis points above
                                           the highest rate in effect from
                                           time to time on any term loan under
                                           the Post-Confirmation Credit
                                           Facility and (ii) 13% annum.

         Interest Payment                  On each interest payment date,
                                           interest (as determined above) will
                                           be payable as follows: (i) 7% in
                                           Cash, and (ii) 6%, at the
                                           Reorganized Debtors' option, (a) in
                                           the form of New Junior Secured
                                           Debentures in lieu of cash equal to
                                           the amount of such interest or (b)
                                           in cash. Interest will be payable on
                                           a quarterly basis in arrears.

                                           To the extent the interest rate
                                           exceeds 13% per annum in accordance
                                           with clause (i) of the Interest
                                           Rate provision above, the Cash and
                                           pay-in-kind portion of the interest
                                           payment would be increased
                                           proportionally.

         Prepayment                        The Reorganized Debtors may prepay
                                           the New Junior Secured Debentures
                                           at any time with a prepayment
                                           premium of 3% of the initial
                                           aggregate principal amount of New
                                           Junior Secured Debentures to be
                                           prepaid.

         Collateral                        A lien on all assets and properties
                                           of Reorganized Harvard and its
                                           subsidiaries, subject only to the
                                           liens that will secure their
                                           obligations to the lenders under
                                           the Post- Confirmation Credit
                                           Facility and such other liens as
                                           may be acceptable to the holders of
                                           the New Junior Secured Debentures.

         Intercreditor Agreement           The lenders under the Post-
                                           Confirmation Credit Facility and
                                           the New Indenture Trustee will
                                           enter into the Intercreditor
                                           Agreement. Under the Intercreditor
                                           Agreement, the Reorganized Debtors
                                           will be permitted to prepay the New
                                           Junior Secured Debentures with any
                                           proceeds received from the issuance
                                           by the Reorganized Debtors of (i)
                                           equity or (ii) indebtedness that
                                           would rank either pari passu with,
                                           or subordinate to, the New Junior
                                           Secured Debentures.


         Covenant on Limitation on         The New Junior Securied Debentures
         Liens and Debt                    Indenture contains customary
                                           covenants including, without
                                           limitation, the following:

                                           (i) No granting of additional
                                           liens, except for liens for
                                           financing new equipment and
                                           machinery purchases and
                                           acquisitions, provided, that such
                                           liens are only against the purchase
                                           or acquired assets.

                                           (ii) No Issuer shall incur, create,
                                           assume, become or be liable in any
                                           manner with respect to, or permit
                                           to exist, any indebtedness, except
                                           (i) indebtedness to the lenders
                                           under the Post-Confirmation Credit
                                           Facility, (ii) indebtedness
                                           permitted under the Post-Confirmation
                                           Credit Facility, and (iii)
                                           indebtedness outstanding under the
                                           New Junior Secured Debentures.

                                           (iii) Without the prior written
                                           consent of the holders of the New
                                           Junior Secured Debentures, (i) no
                                           Issuer shall request or become
                                           liable in any manner with respect
                                           to, or permit to exist any advance
                                           under the Post-Confirmation Credit
                                           Facility that would, after giving
                                           effect thereto, cause all such
                                           advances under the Post-
                                           Confirmation Credit Facility to
                                           exceed the aggregate amount of
                                           advances permitted under the
                                           borrowing base formula in effect
                                           under the Post-Confirmation Credit

                                           Facility as of the Effective Date
                                           (the "Effective Date Formula"),
                                           plus an agreed upon overadvance
                                           amount, and (ii) no Issuer shall
                                           request, permit or consent to any
                                           waiver, modification or amendment
                                           to the Effective Date Formula or
                                           any other provision of the
                                           Post-Confirmation Credit Facility.

                                 Article VIII.

                DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                   AND MISCELLANEOUS DISTRIBUTION PROVISIONS

         8.1. Objections. An objection to the allowance of a Claim or Interest shall be in writing and may be filed with the Court by the Debtors or Reorganized Debtors, as the case may be, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains and upon the Debtors or Reorganized Debtors, as the case may be and, prior to the Effective Date, the Creditors' Committee. The Debtors or the Reorganized Debtors will prosecute each objection to a Claim or Interest until determined by a Final Order unless the Debtors or Reorganized Debtors (i) compromise and settle an objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraw an objection to a Claim or Interest.

         8.2. Amendments to Claims; Claims filed after the Confirmation Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount or priority. Except as otherwise provided in this Plan, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or Reorganized Companies, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

         8.3.      Reserves for Disputed Claims and Disputed Interests.

                   (a) On the Effective Date, Reorganized Harvard shall reserve 20 million shares of New Common Stock to be issued to the holders of Class 5 Claims in accordance with the terms of the Plan.

                   (b) On the Effective Date, Reorganized Harvard shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim (other than Class 5 Claims) or Interest, (i) the property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim or Disputed Interest an Allowed Claim or Allowed Interest, as applicable, on such date, in the Face Amount thereof, or such other amount as ordered by the Bankruptcy Court or (ii) such other property as such holder and the Reorganized Debtors may agree. Property reserved under this Section 8.3(b) shall be set aside and segregated by Class of Claims and Interests and, in the case of Cash, Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, provided that separate book entries for each Claim or Interest be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims or Disputed Interests, provided, however, that Cash shall be invested in a manner consistent with the requirements of section 345 of the Bankruptcy Code or otherwise ordered by the Bankruptcy Court. To the extent such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the property so reserved for the holder thereof, together with any proceeds thereon, shall be distributed by the Disbursing Agent to such holder pursuant to, and to the extent provided for in, the Plan.

                   (c) Any voting rights of Reorganization Securities held in reserve in respect of a Disputed Claim or Disputed Interest shall be suspended until such securities are released from such reserve.

         8.4 Fluctuation in Value of Securities. The value of the Reorganization Securities held in reserve under Section 8.3 of the Plan is likely to fluctuate. The Debtors and Reorganized Debtors do not represent or warrant that the value of any Reorganized Securities will not decline after the Effective Date and they do not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved Reorganized Securities pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any reserved Reorganized Securities shall be borne by the party to whom such Reorganized Securities is ultimately distributed.

         8.5 Payment or Distribution of Disputed Claim or Disputed Interest. No payment or distribution will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, on or as soon as practicable after the Objection Deadline, the Reorganized Debtors shall make Distributions to holders of Disputed Claims or Disputed Interests to the extent, and only to the extent, the portion of such Claim or Interest is not subject to a pending objection.

         8.6 Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed Interest. Subject to the provisions of this Plan, Cash payments and Distributions with respect to each Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest that would have otherwise been made had the Claim or Interest been an Allowed Claim or Allowed Interest on the Effective Date shall be made within thirty (30) days after the date that such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

         8.7. Excess Reserves. Upon any Disputed Claim or Disputed Interest becoming a Disallowed Claim or Disallowed Interest, as applicable, in whole or in part, the Cash and Reorganization Securities reserved for the payment of or distribution on the disallowed portion of such Disputed Claim or Disputed Interest including any interest attributable thereto, together with any Cash and non-Cash dividends and interest earned thereon, shall immediately and irrevocably vest in the Reorganized Debtors and the Disbursing Agent shall transmit such property to the Reorganized Debtors, whereupon the Reorganized Debtors shall thereafter be empowered to take whatever steps may be necessary to exercise control over such property. Shares of New Common Stock that are reserved pursuant to section 8.3 for issuance but not issued shall remain authorized but unissued New Common Stock.

         8.8 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without any interest, if such Entity requests the Reorganized Debtors or their designee to reissue such check and provides the Reorganized Debtors or their designee, as the case may be, with such documentation as the Reorganized Debtors or their designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed
Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to the Reorganized Debtors or their designee as undeliverable, no further distributions will be made to such holder unless and until the Reorganized Debtors or their designee is notified in writing of such holder's then-current address.

                   All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to the Reorganized Debtors and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

         8.9. Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest if any.

         8.10. Distributions to the Holders of General Unsecured Claims. For purposes of formulating this Plan, the Debtors have estimated the aggregate total of Allowed General

Unsecured Claims, after the resolution of all disputes, to be approximately $[500,000,000]. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

         8.11 Limitations on Amounts to be Distributed to Holders of Allowed Deductible Claims. Distributions under the Plan to each holder of an Allowed Deductible Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Deductible Claim is classified and such distribution shall be in full settlement, release and discharge of each holder's Allowed Deductible Claim. A holder of an Allowed Deductible Claim shall be barred from attempts to collect on such Deductible Claim from the applicable insurance carrier or administrator. Nothing in this section or this Plan shall constitute a waiver of any claim, debt, right, cause of action or liability that any entity may hold with respect to the Insured Portion against any other entity, including the Debtors' insurance carriers. To the extent permitted by applicable law, the holder of an Insured Claim shall have the right with respect to the Insured Portion of such Claim to proceed directly against the applicable Debtor's or Reorganized Debtor's insurance carrier. In addition, in jurisdictions where a holder of an Insured Portion is prevented from proceeding directly against the applicable Debtor's insurance carrier, the applicable Debtor or Reorganized Debtor, as the case may be, will proceed against the insurance carrier. Any proceeds that are received by the Debtor or Reorganized Debtor, as the case may be, from the insurance carrier with respect to such Insured Portion will be distributed to the holder of such Insured Portion. Other than as set forth in this Section 8.11, the Debtors and Reorganized Debtors will have no liability with respect to the Insured Claims and no Distributions will be made to holders of Insured Claims or the Debtors' insurance carriers with respect to such Claims. Notwithstanding anything in this Plan to the contrary, in their sole discretion, the Debtors or Reorganized Debtors, as the case may be, may pay any Secured Deductible Claim, in Cash, even where no proof of claim is timely filed to prevent any insurance carrier from executing on collateral held by or for the benefit of such insurance carrier. The treatment set forth in this
Section 8.11 shall be in full settlement, release and discharge of Insured
Claims.

         8.12      Transmittal of Distributions and Notices.

                   (a) Any property or notice other than Cash Distributions made through Section 8.13 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or Interest or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

                   (b) A holder of a Claim or Interest may designate a different address for notices and distributions by notifying the Debtors or the Reorganized Debtors, or with respect to a holder of a Senior Notes Claim, the Indenture Trustee, of that address in writing. The new address shall be effective upon receipt by the Debtors or Reorganized Debtors, as the case may be.

                   (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim or Interest shall be the address of the relevant Paying Agent.

         8.13. Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

         8.14 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         8.15. Rounding. Notwithstanding any other provision of the Plan, only whole numbers of shares of Reorganization Securities shall be distributed. All Allowed Claims or Allowed Interests of a holder in a particular Class shall be aggregated and treated as one Allowed Claim or Allowed Interest for purposes of distribution. If any calculated distribution on account of such Allowed Claim or Allowed Interest would otherwise result in the distribution of a number of shares of New Common Stock or New Warrants that is not a whole number, then the actual distribution of shares of such stock or such warrants shall be rounded to the nearest whole number, with one-half being rounded up to the nearest whole number, unless, in the case of Interests, such rounding results in a Class of Allowed Interests receiving more than the aggregate number of New Warrants allotted for distribution to that Class. In such a case, the actual distribution of New Warrants shall be rounded so that the total amount of New Warrants distributed to the Class will be no more than the amount allotted for distribution in that Class. Holders of Allowed Claims or Allowed Interests that would be entitled to fractional shares of New Common Stock or to fractional New Warrants but for this provision shall receive no consideration therefor because such amount would be de minimis.

         8.16. Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

         8.17. Disputed Distribution. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any distribution, the Disbursing Agent or the Indenture Trustee, as the case may be, may, in lieu of making such distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

         8.18      Retention of Rights to Pursue Causes of Action. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors' estates) will retain and have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to this Plan.

                                  Article IX.

                          SUBSTANTIVE CONSOLIDATION

         The Plan contemplates and is predicated upon entry of the Confirmation Order effecting the substantive consolidation of the Cases of the Debtors into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors shall be eliminated and extinguished; (ii) solely for the purposes of this Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Debtors shall be treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors;
(v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors;
(vi) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed Filed against the consolidated Debtors in the consolidated Case and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; (vii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall be deemed Allowed by reason of this Section 9.1; and (viii) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against claims against such Debtor or another Debtor. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan. Upon separate motion to the Bankruptcy Court, the Debtors will seek entry of an order (which may be the Confirmation Order) providing for the substantive consolidation of the Chapter 11 Cases and the assets and liabilities of the Debtors. Notwithstanding the provisions of this paragraph, subject to the Combination Transactions, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities.

                                  Article X.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         10.1. Assumption Generally . Except as otherwise provided in this Plan or in any order of the Bankruptcy Court, subject to the occurrence of the Effective Date, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases not listed on the Schedule of Rejected Contracts to be served and filed by the Debtors at least five days before the Confirmation Hearing (the "Schedule of Rejected Contracts"), or which is not the subject of a motion to reject as of the Confirmation Date, and is not rejected under Section 10.6 hereof, are assumed, subject to the same rights that the Debtors or the Reorganized Debtors held or hold at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law. Each contract and lease assumed under this Section shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and nothing contained herein shall constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder. To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this Article X of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article X by any Debtor shall revest in and be fully enforceable by such Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

         10.2. Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving the assumptions, revestments and, to the extent not subject to dispute as set forth in Section
10.4 hereof, the "cure" amounts described in this Article X and the Cure Amount Schedule attached to the Schedule of Rejected Contracts pursuant to
Section 365 of the Bankruptcy Code effective as of the Effective Date.

         10.3. Objections to Assumption of Executory Contracts and Unexpired Leases.

                   (a) Any party objecting to the Debtors' proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, shall file and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to file an objection within the time period set forth above shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance.

                   (b) If any party files an objection to assumption based on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, and the Bankruptcy Court ultimately determines that the Debtors cannot assume the executory contract or lease or that the Debtors cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtors or the Reorganized Debtors, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been included on the Schedule of Rejected Contracts and shall be rejected pursuant to Section 10.6 hereof.

         10.4      Objections To Proposed "Cure" Amounts.

                   (a) The Debtors believe that any executory contract of the Debtors that is not listed on the Schedule of Rejected Contracts or in the Cure Amount Schedule may be assumed by the Debtors without the payment of any monetary cure amount. Any party to an executory contract or unexpired lease to be assumed that asserts arrearages or damages pursuant to section 365(b)(1) of the Bankruptcy Code that exceeds the amount set forth in the Cure Amount Schedule, or which is not listed therein and pertains to an executory contract not listed in the Schedule of Rejected Contracts must file and serve an objection to the proposed cure amount within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to assert arrearages different from the amount set forth on the Cure Amount Schedule or which pertains to an executory contract not listed in the Schedule of Rejected Contracts or the Cure Amount Schedule within the time period set forth above shall constitute consent to the cure amount set forth in the Cure Amount Schedule or to the Debtors' position that no cure amount must be paid and an acknowledgment that the amount identified for "cure" on the Cure Amount
Schedule is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease.

                   (b) To the extent that any objections to the amounts set forth in the Cure Amount Schedule are timely filed and served and such objections are not resolved between the Debtors and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtors' assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtors must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtors in their discretion (with the prior written consent of the Creditors Committee) determine that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may, prior to or at the Confirmation Hearing, elect to (1) reject the contract or lease pursuant to
Section 10.6 hereof, or (2) request an
expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to
Section 10.6 hereof pending the outcome of such dispute.

         10.5. Payments Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to Section 10.4 hereof as of Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtors, pursuant to Section 365(b)(l) of the Bankruptcy Code, by payment of the amount set forth in the Cure Amount Schedule or such other amount as ordered by the Bankruptcy Court or agreed upon by the Debtors in Cash within 60 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 10.4, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Creditors' Committee if such agreement is reached prior to the Effective Date, as the case may be, and the party to the contract or lease.

         10.6.     Executory Contracts and Unexpired Leases to be Rejected.

                   (a) Effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts shall be rejected as of the Effective Date. The Debtors may amend the Schedule of Rejected Contracts at any time prior to the Confirmation Hearing (i) with the prior written consent of the Creditors Committee) by filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment; or (ii) with Bankruptcy Court approval after a hearing on notice to the Creditors' Committee and the affected parties. Listing a contract or lease by category above or on the Schedule of Rejected Contracts shall not constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder.

                   (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.

         10.7. Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 10.6 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is a Miscellaneous Secured Claim, shall be classified in Class 4, and to the extent that it is timely filed and is a General Unsecured Claim, shall be classified in Class 5 or Class 6, as the case may be; provided, however, that in either event any Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their affiliates, their successors, estates, or their properties, unless a proof of claim is filed and served on the Debtors or the Reorganized Debtors within thirty (30) days after the earlier of (a) the date of the entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

         10.8. Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtors on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date shall revest in and remain in full force and effect as against the Reorganized Debtors and the other parties to such contracts, leases and other agreements.

                                  Article XI.

                   DISCHARGE, RELEASES AND INDEMNIFICATION

         11.1.     Discharge of All Claims and Interests and Releases

                   (a) Except as otherwise specifically provided by this Plan, the confirmation of this Plan (subject to the occurrence of the Effective
Date) shall discharge the Debtors and Reorganized Debtors from any debt that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or is deemed filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on this Plan.

                   (b) Except as otherwise specifically provided by this Plan, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in the Debtors or Reorganized Debtors or the direct or indirect assets and properties of the Debtors or Reorganized Debtors whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtors or Reorganized Debtors) against, claims (as defined in section 101 of the Bankruptcy Code) against, liabilities (as guarantor of a Claim or otherwise) of, liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, the Debtors, Reorganized Debtors and their successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

                   (c) Except as otherwise specifically provided by this Plan, any Entity accepting any distribution pursuant to this Plan shall be presumed conclusively to have released the Debtors, Reorganized Debtors and successors and assigns of the Debtors from any Cause of Action based on the same subject matter as the Claim or Interest on which the distribution is received. The release described in the preceding sentence shall be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to this Plan.

                   (d) On the Effective Date, the Debtors, in consideration for, among other things, their voluntary resignation, support of the Plan and/or their waiver of distributions as set forth in Section 11.1(f), hereby release the officers and directors of the Debtors either holding such office
(i) nimmediately prior to the Effective Date; or (ii) on December 16, 1997 (collectively, the "Releasees") from any and all Claims or liability based upon any act or omission related to service prior to the Effective Date with, for or on behalf of the Debtors or Debtors-In-Possession, except that the Releasees shall not be released with respect to:

                       (i) any indebtedness of any such Releasee to the Debtors or Debtors-In-Possession for money borrowed by such Releasee;

                       (ii) any setoff or counterclaim the Debtors or Debtors-In-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against the Debtors or Debtors-In-Possession, as the case may be;

                       (iii) claims arising from the fraud, willful misconduct
                  or gross negligence of such Releasee.

                   (e) The releases provided by Section 11.1(d) shall not extend, and not be deemed to extend, to any person or entity other than the Releasees (including without limitation, any affiliate of any Releasees).

                   (f) Upon the occurrence of the Effective Date, in exchange for the releases provided by Section 11.1(d), the Releasees shall be deemed to have waived any and all Claims and Administrative Expenses except in the case of officers, for direct or indirect compensation and benefits and reimbursement of expenses relating to their employment.

Notwithstanding anything to the contrary herein, the Creditors' Committee shall reserve its rights to conduct an investigation of any officer or director holding offices as of December 16, 1997 and no longer holding office immediately prior to the Effective Date and to deliver a written report to the Board of Directors of Harvard prior to the Confirmation Date, setting forth the details of any alleged claim against any such officer or director which in the view of the Creditors' Committee would warrant elimination of a release for such person. The Board of Directors of Harvard shall, prior to the Effective Date, determine whether, in view of any Creditors' Committee report, a release provided herein should be granted. The releases embodied in this Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by the Debtors or Debtors-In-Possession to any other person or entity.

         11.2. Claims of Subordination. All Claims against and Interests in the Debtors, and all rights and Claims between or among holders of Claims or Interests relating in any manner whatsoever to Claims against or Interests in the Debtors based on any contractual, legal or equitable subordination rights, shall be terminated upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Effective Date) and discharged in the manner provided in this Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Effective Date).
Except as otherwise provided in this Plan and to the fullest extent permitted by applicable law, the rights afforded and the Distributions that are made in respect of any Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each holder shall have and receive the benefit of the rights and Distributions set forth in this Plan.

         11.3. Indemnification. Subject to the occurrence of the Effective Date, the obligations of Harvard to indemnify officers and directors, holding such offices from and including the Petition Date through and including the Confirmation Date, against any obligation pursuant to Harvard's certificate of incorporation, bylaws, or applicable state law shall survive confirmation of the Plan, remain unaffected by this Plan, and not be discharged.

         11.4 Conclusion of Chapter 11 Cases and Dissolution of Creditors' Committee.

                   (a) Except with respect to any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Cases and shall be indemnified (including for reasonable attorneys' fees and costs) by the Reorganized Debtors for any and all acts performed, or omissions, in connection with the Chapter 11 Cases, except for acts or omissions as shall constitute fraud, willful misconduct or gross negligence of their duties.

                   (b) In consideration of the distributions under this Plan, upon the Effective Date, each Holder of a Claim or Interest will be deemed to have released the Debtors, Reorganized Debtors, the Releasees, the Creditors' Committee and all Professionals from any and all Causes of Action (other than the right to enforce the Debtor's obligations under this Plan and the right to pursue a Claim based on any willful misconduct) arising out of actions or omissions during the administration of the Debtors' estates.

         11.5 Compromise, Settlement & Release of Potential Claims Asserted and Reserved Against CIT. [TO COME].

                                 Article XII.

                 CONDITIONS TO CONFIRMATION AND CONSUMMATION

         12.1. Conditions to Confirmation. The following conditions shall be met prior to Confirmation of the Plan.

                   (a) An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered.

                   (b) As of the Confirmation Date, General Unsecured Claims against the Debtors (whether Disputed or Allowed), in the aggregate, do not exceed $[ ].

         12.2. Conditions to the Consummation. The following are conditions precedent to consummation of the Plan.

                   (a) A Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Proponents.

                   (b) The Confirmation Order shall authorize and approve substantive consolidation of the Debtors.

                   (c) The Registration Statement shall have been filed with the Commission and no stop order in respect thereof shall have been issued.

                   (d) The Debtors shall have sufficient Cash, through implementation of the Post-Confirmation Credit Facility, the issuance of the New Junior Secured Debentures and/or an Alternative Financing Transaction, to satisfy all Cash obligations under the Plan due on the Effective Date.

                   (e) Subject to the Combination Transactions, the New Certificates of Incorporation shall have been filed with the Secretary of State of the State of each such Entity's State of incorporation in accordance with such State's corporation laws;

                   (f) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained;

                   (g) No order of a court shall have been entered and shall remain in effect restraining the Debtors from consummating the Plan.

                   (h) The Debtors shall have received the written consent of the Creditors' Committee, to the extent required, for any modifications to the Exhibits and Schedules attached to the Plan.

                   (i) If New Junior Secured Debentures are to be issued under this Plan, the New Junior Secured Debentures Indenture shall have been duly qualified under the Trust Indenture Act.

                   (j) As of the Effective Date, General Unsecured Claims against the Debtors (whether Disputed or Allowed), in the aggregate, do not exceed $[ ].

         12.3. Waiver of Conditions to Confirmation and Consummation. The Debtors may waive, by a writing signed by an authorized representative and subsequently filed with the Court, one or more of the conditions to confirmation or consummation of the Plan, provided, that the Debtors must obtain the prior written consent of the Creditors' Committee in order to waive any of the conditions set forth in Section 12.1(a) and 12.2(a) through (i).

                                 Article XIII.

                         EFFECTS OF PLAN CONFIRMATION

         13.1. Reorganized Debtors as Separate Corporate Entities. Notwithstanding Article IX of this Plan, subject to the Combination Transactions, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

         13.2. Revesting and Vesting. Except as otherwise provided in this Plan and subject to the Combination Transaction, pursuant to section 1123(a)(5) and 1141 of the Bankruptcy Code, all property comprising the Estates of each Debtor shall revest in the relevant Reorganized Debtors or their successors, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders on the Effective Date. As of the Effective Date, each Reorganized Debtor may operate its businesses and use, acquire and dispose of property and settle and compromise claims or interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.

         13.3. Injunction. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

                                 Article XIV.

                          ADMINISTRATIVE PROVISIONS

         14.1 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                   (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to section 505 of the Bankruptcy Code;

                   (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtors and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date;

                   (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors pursuant to section 365 of the Bankruptcy Code and
Article X herein;

                   (d) to determine requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

                   (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of claim was filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

                   (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

                   (g) to modify the Plan pursuant to section 1127 of the Bankruptcy Code;

                   (h) to adjudicate any and all Causes of Action that arose in these Chapter 11 Cases preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

                   (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

                   (j) to resolve of any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Cases, the applicable claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                   (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Chapter 11 Cases;

                   (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                   (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                   (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                   (o) to recover all assets of the Debtors and property of their estates, wherever located, including any Causes of Action under sections 544 through 550 of the Bankruptcy Code;

                   (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                   (q) to hear any other matter not inconsistent with the Bankruptcy Code;

                   (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan; and

                   (s) to enter a final decree closing the Chapter 11 Cases.

         14.2. Jurisdiction Over the Reorganized Debtors. Notwithstanding the jurisdiction retained in Section 14.1 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order in the Chapter 11 Cases which modifies the Reorganization Securities or the rights of the holders thereof with respect to such Reorganization Securities.

         14.3. Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtors may request the Court to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

         14.4. Modification of the Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         14.5. Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under
Section 1146(c) of the Bankruptcy Code.

         14.6. Setoffs. Except for distributions to holders of Allowed Senior Note Claims (as to which the Debtors and Reorganized Debtors shall have no right of setoff and/or recoupment) and as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors or Reorganized Debtors, as the case may be, may but will not be required to, set off against any Claim and the Distributions made with respect to the Claim, before any distribution is made on account of such Claim, any and all of the claims, rights and causes of action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or Reorganized Debtors, nor any provision of this Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights and causes of action that the Debtors or the Reorganized Debtors may possess against such holder. To the extent the Reorganized Debtors fail to set off against a holder of a Claim or Interest and seek to collect a claim from the holder of such Claim or Interest after a distribution to the holder of such Claim or Interest pursuant to the Plan, the Reorganized Debtors shall be entitled to full recovery on their claim against the holder of such Claim or Interest.

         14.7. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

         14.8. Withdrawal or Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

         14.9. Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

         14.10. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         14.11 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

                  Harvard Industries, Inc.
                  3 Werner Way
                  Lebanon, NJ 08833
                  Attn.:  Roger Pollazzi

                  with copies to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6099
                  Attn.:  Myron Trepper, Esq.

                  and:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004
                  Attn.:  Brad Eric Scheler, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

         14.12. Severability. Except as to terms which would frustrate the overall purpose of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

         14.13. Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

                   (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                   (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

                   (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                   (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                   (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VII of this Plan.

                   (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                   (g) Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                   (h) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                   (i) All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when filed.

                   (j) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

         14.14. No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claims' classification.

         14.15. Effectuating Documents and Further Transactions. The Debtors and Reorganized Debtors shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

         14.16. Section 1125 of the Bankruptcy Code. (i) The Debtors and the Creditors' Committee have, and upon Confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (ii) the Debtors and each of the members of the Creditors' Committee (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

Dated:       Wilmington, Delaware
             July 10, 1998

                                               DOEHLER-JARVIS, INC.
                                               Debtor and Debtor in Possession


                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               HARVARD INDUSTRIES, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Roger Pollazzi
                                                  ----------------------------
                                                  Chief Operating Officer

                                               HARVARD TRANSPORTATION, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               DOEHLER-JARVIS GREENEVILLE, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               DOEHLER-JARVIS POTTSTOWN, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               DOEHLER-JARVIS TECHNOLOGIES, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               DOEHLER-JARVIS TOLEDO, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               HARMAN AUTOMOTIVE, INC.
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               HAYES-ALBION CORPORATION
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

                                               THE KINGSTON-WARREN CORPORATION
                                               Debtor and Debtor in Possession

                                               By: /s/ Gerald G. Tighe
                                                  ----------------------------
                                                  Vice President

THE OFFICIAL COMMITTEE OF
UNSECURED CREDITORS

BY:

FRIED, FRANK, HARRIS SHRIVER &
  JACOBSON
Co-Counsel to the Official Committee
of Unsecured Creditors

By: /s/ Brad Eric Scheler, Esq.
   ----------------------------
Name:  Brad Eric Scheler
       A Member of the Firm